SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2002


                             VENUS EXPLORATION, INC.
               (Exact name of registrant specified in its charter)


                                    Delaware
                            (State of incorporation)


             0-14334                                    13-3299127
     (Commission File Number)                (IRS Employer Identification No.)


                               1250 N.E. LOOP 410
                                    SUITE 205
                            SAN ANTONIO, TEXAS 78209
              (Address of Registrant's principal executive offices)




       Registrant's telephone number, including area code: (210) 930-4900



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

         Venus Exploration, Inc. (the "Company") has entered into a loan agreement for a new $2,000,000 Revolving Credit Facility provided by San Antonio-based The Frost National Bank ("Frost") on May 31, 2002. The one-year facility will mature on May 31, 2003, and is secured by a first lien mortgage on all of the Company's presently producing oil and gas properties, as well as limited personal guaranties provided by certain individuals acceptable to Frost, including certain directors of the Company. The Company is using the proceeds from the facility primarily to pay off outstanding loans from a creditor and the Company's prior bank lender. The facility bears interest at the bank's prime rate plus 200 basis points. The facility contains usual and standard covenants such as debt and lien restrictions, dividend and distribution prohibitions and financial statement reporting requirements.

         Seven individuals (the "Guarantors"), including Company directors Eugene L. Ames, Jr., John Y. Ames, James W. Gorman and Michael E. Little who provided guaranties for an aggregate of 35% of the loan amount, agreed to provide limited personal guaranties to support the loan to the Company. As required by Frost, each individual was required to guarantee up to 125% of his individual share of the total loan amount. In consideration of their agreement to provide the guaranties, the Company granted to the Guarantors, proportionately in accordance with the amount of their respective guaranties,
(i) warrants to acquire an aggregate of 1,000,000 shares of the Company's Common Stock, and (ii) interests in an overriding royalty pool, ranging from 0.25% to 1.00%, on certain prospects being developed by the Company. The exercise price for the warrants was based upon the average closing price of the Company's Common Stock for the 30-day period prior to the closing date, which resulted in an exercise price of $0.40 per share. Guarantors were also provided with a second lien mortgage in the properties pledged to Frost and first lien mortgages in other properties of the Company as security in the event that they are required to perform pursuant to the guaranties provided to Frost.



ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

a. Financial Statement of Business Acquired

   None.

b. Pro Forma Financial Information

   None.

c. Exhibits

Number     Document

4.1        Form of Guarantor Warrant.

10.1       Amendment and Restatement of Loan Agreement dated as of May 30, 2002


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 19, 2002             VENUS EXPLORATION, INC.


                                        BY:  /s/ John Y. Ames
                                                -------------------------------
                                        John Y. Ames
                                        Chief Operating Officer